EXHIBIT 10.20

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to that certain Employment Agreement dated October 1, 2020 (the “Agreement”) by and between Black Ridge Oil & Gas, Inc. (the “Company”) and Claudia Goldfarb (the “Employee”) is entered into effective as of January 4, 2021 (the “Amendment Date”).

W I T N E S S E T H

WHEREAS, Section 3(a) of the Agreement provides, in part, for Employee’s compensation to be paid partially by grant of 83,111 shares of the Company’s common stock over a period of time; and

WHEREAS, the Company and the Employee wish to amend the payment schedule of such equity compensation as set forth below.

NOW, THEREFORE, in consideration of the premises, the Agreement is amended as follows:

1.	The first sentence of Section 3(a) of the Agreement is hereby deleted and replaced with the following:

“Beginning on the Effective Date and through December 31, 2021, the Company shall compensate the Employee through the issuance of 5,541 shares per month of common stock of the Company to the Employee, in accordance with the Company’s standard payroll procedures and shall issue in January 2021 the amounts for October through December 2020.”

The remainder of Section 3(a) of the Agreement is not affected by the Amendment.

2.	The remainder of the Agreement is unaffected by this Amendment, continues in full force, and is hereby ratified and affirmed as of the date hereof.

3.	This Amendment may be executed in multiple counterparts, including by electronic signature, each of which shall be considered an original and all of which together will constitute one and the same instrument.

[Certification on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLACK RIDGE OIL & GAS INC.

By: ____________________________________

Name: Brad Burke

Title: Chief Financial Officer

EMPLOYEE

________________________________________

Claudia Goldfarb